UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2025

MERUS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-37773	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Uppsalalaan 17 3584 CT Utrecht The Netherlands
(Address of principal executive offices) (Zip Code)

+31 85 016 2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, €0.09 nominal value per share	MRUS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed by Merus N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands (the “Company”), on September 29, 2025, the Company entered into a Transaction Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”) with Genmab A/S, a public limited liability company (Aktieselskab) organized under the laws of Denmark (“Parent”), and Genmab Holding II B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands and a wholly owned subsidiary of Parent (“Purchaser”), to purchase all of the issued and outstanding common shares, nominal value €0.09 per share, of the Company (the “Common Shares”), in exchange for $97.00 per Common Share in cash (the “Offer Consideration”), without interest and subject to any applicable tax withholding, upon the terms and subject to the conditions set forth in the offer to purchase, dated October 21, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”), and in the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

As previously disclosed, the Offer expired at 5:00 p.m., New York City time, on December 11, 2025 (the “Expiration Time”), at which time all conditions to the Offer were satisfied or waived. Equiniti Trust Company, LLC, the depositary for the Offer (the “Depositary”), advised Parent and Purchaser that, as of the Expiration Time, 71,463,077 Common Shares, representing approximately 94.2% of the issued and outstanding share capital of the Company (calculated in accordance with the Transaction Agreement), were validly tendered pursuant to the Offer and not properly withdrawn. The number of Common Shares tendered satisfied the minimum tender condition for the Offer. On December 12, 2025, Purchaser accepted for payment all Common Shares validly tendered and not properly withdrawn pursuant to the Offer prior to the Expiration Time and promptly thereafter paid (by delivery of funds to the Depositary) the Offer Consideration for such Common Shares in accordance with the terms of the Transaction Agreement (the “Closing”).

Following the Expiration Time, in accordance with the Transaction Agreement, Purchaser commenced a subsequent offering period (the “Subsequent Offering Period”) in accordance with Rule 14d-11 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on December 12, 2025. Common Shares validly tendered during the Subsequent Offering Period were immediately accepted and promptly paid for by Purchaser pursuant to the terms of the Offer. The Subsequent Offering Period expired at 5:00 p.m., New York City time, on December 29, 2025. The Depositary has advised Parent and Purchaser that, as of the expiration time of the Subsequent Offering Period, a total of 73,884,293 Common Shares were validly tendered pursuant to the Offer and not properly withdrawn (including a total of 2,421,216 Common Shares tendered during the Subsequent Offering Period). The aggregate number of Common Shares validly tendered pursuant to the Offer and not properly withdrawn represents approximately 97.39% of the total share capital of the Company (including approximately 3.19% of the total share capital of the Company tendered during the Subsequent Offering Period), in each case, issued and outstanding as of the expiration time of the Subsequent Offering Period and calculated in accordance with the Transaction Agreement.

In accordance with the Transaction Agreement, Parent and Purchaser consummated the Back-End Merger (as defined in the Offer to Purchase) effective as of 6:00 p.m. New York City time on December 29, 2025 (12:00 a.m. Central European Time on December 30, 2025) and the Back-End Cancellation (as defined in the Offer to Purchase) effective as of 6:30 p.m. New York City time on December 29, 2025 (12:30 a.m. Central European Time on December 30, 2025). As a result of the Back-End Merger and the Back-End Cancellation, each Common Share held by shareholders of the Company (other than Purchaser) as of immediately prior to the Back-End Merger (each, a “Minority Shareholder,” and collectively, the “Minority Shareholders”) was cancelled through the Back-End Merger and the Back-End Cancellation and converted into the right to receive an amount in cash equal to the Offer Consideration multiplied by the number of Common

Shares held by such Minority Shareholder immediately prior to the Back-End Merger (the “Back-End Cancellation Consideration”), less any applicable withholding taxes, including any Dutch dividend withholding tax (dividendbelasting) due in respect of the Back-End Cancellation Consideration. No Common Shares remain outstanding following the consummation of the Back-End Merger and the Back-End Cancellation. As described in the Offer to Purchase, Equiniti Trust Company, LLC, the paying agent for payment of the Back-End Cancellation Consideration (the “Paying Agent”), will deduct and withhold Dutch dividend withholding tax (dividendbelasting) from the Back-End Cancellation Consideration payable in respect of the Back-End Cancellation, in an amount equal to $10.67 (“Dutch Dividend Tax Amount”) for each Common Share cancelled through the Back-End Merger and the Back-End Cancellation and converted into the right to receive an amount in cash equal to the Back-End Cancellation Consideration. Promptly following the effective time of the Back-End Cancellation, Parent instructed the Paying Agent to deduct and withhold the Dutch Dividend Tax Amount from the Back-End Cancellation Consideration payable in respect of the Back-End Cancellation and remit the Dutch Dividend Tax Amounts so withheld to the Dutch tax authority or, at the direction of New TopCo (as defined in the Offer to Purchase), to New TopCo (which will subsequently remit such Dutch Dividend Tax Amounts to the Dutch tax authority).

The foregoing description of the Transaction Agreement is only a summary and is qualified in its entirety by reference to the full text of the Transaction Agreement, which is incorporated by reference as Exhibit 2.1 hereto.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 29, 2025, in connection with the effectiveness of the Back-End Transactions (as defined in the Offer to Purchase), the Company (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the effectiveness of the Back-End Transactions and (ii) requested that Nasdaq (x) halt trading of the Common Shares effective as of the evening of December 29, 2025 and (y) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act on Form 25 to delist all Common Shares from Nasdaq and deregister such Common Shares under Section 12(b) of the Exchange Act. In addition, after the Form 25 becomes effective, Purchaser intends to cause the Company to file with the SEC a Certification and Notice of Termination of Registration on Form 15 and take steps to cause the suspension of all of the Company’s reporting obligations to the SEC with respect to the Common Shares. The Common Shares ceased to trade on Nasdaq prior to the opening of trading on December 30, 2025.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Transaction Agreement, effective as of the effective time of the Back-End Merger, each of Maxine Gowen, Ph.D. and Anand Mehra, M.D. ceased to be directors of the Company’s Board of Directors (the “Board”) and members of all committees of the Board on which such directors previously served.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Transaction Agreement, dated as of September 29, 2025, by and among Genmab A/S, Genmab Holding II B.V. and Merus N.V. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed on September 29, 2025)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERUS N.V.

Dated: December 30, 2025	By:	/s/ Jan G. J. van de Winkel
	Name:	Jan G. J. van de Winkel
	Title:	Chief Executive Officer